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                                                                     Exhibit 5.1


Belmont Bancorp.
325 Main Street,
Bridgeport, Ohio 43912

Re: The Belmont Bancorp. Registration Statement on Form S-8 for the 2001 Stock
    Option Plan

Ladies and Gentlemen:

You have requested our opinion with respect to 1,000,000 shares of the Common Stock, par value $0.25 per share (the "Shares"), of Belmont Bancorp., an Ohio corporation (the "Company") and an indeterminate number of options to purchase the same to be offered pursuant to the Belmont Bancorp. 2001 Stock Option Plan (the "Plan"). The Shares and the Plan are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

We have examined copies certified or otherwise identified to our satisfaction of the Company's Articles of Incorporation, as amended, and the Company's Bylaws. We have also examined copies of the Plan, the Registration Statement, and the records of corporate proceedings taken in connection with the adoption of the Plan. We have also made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

Based upon the foregoing examination and subject to compliance with the applicable state securities laws, we are of the opinion that the Shares, when offered, sold and paid for pursuant to the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions stated in this letter are limited solely to the conclusions expressly set forth herein. These opinions have been rendered as of the date of this letter and any subsequent alteration of the facts, laws and other matters upon which these opinions are based may adversely affect our opinion.

This opinion is issued to you solely for your use in connection with this Registration Statement, and may not be relied upon by any other person, firm or corporation, and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency, firm, corporation or any other person without our prior written consent.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Schottenstein, Zox & Dunn Co., L.P.A.

Schottenstein, Zox & Dunn Co., L.P.A.

September 16, 2002